2016 EEI Financial Conference November 2016 Patrick J. Goodman Executive Vice President and Chief Financial Officer

This presentation contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan,“ "forecast" and similar terms. These statements are based upon Berkshire Hathaway Energy Company (“BHE”) and its subsidiaries, PacifiCorp and its subsidiaries, MidAmerican Funding, LLC and its subsidiaries, MidAmerican Energy Company, Nevada Power Company and its subsidiaries or Sierra Pacific Power Company and its subsidiaries (collectively, the “Registrants”), as applicable, current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of each Registrant and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others: – general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including reliability and safety standards, affecting the Registrants' operations or related industries; – changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition; – the outcome of rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies and the Registrants' ability to recover costs through rates in a timely manner; – changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and distributed generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or the Registrants' ability to obtain long-term contracts with customers and suppliers; – performance, availability and ongoing operation of the Registrants' facilities, including facilities not operated by the Registrants, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions; – a high degree of variance between actual and forecasted load or generation that could impact the Registrant’s hedging strategy and the cost of balancing its generation resources with its retail load obligations; – changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs; – the financial condition and creditworthiness of the Registrants' significant customers and suppliers; – changes in business strategy or development plans; – availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for the Registrants' credit facilities; – changes in the Registrant's respective credit ratings; – risks relating to nuclear generation, including unique operational, closure and decommissioning risks; – hydroelectric conditions and the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings; – the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts; Forward-Looking Statements 2

– the impact of inflation on costs and the ability of the respective Registrants to recover such costs in regulated rates; – fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar; – increases in employee healthcare costs; – the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements; – changes in the residential real estate brokerage and mortgage industries and regulations that could affect brokerage and mortgage transactions; – unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions; – the availability and price of natural gas in applicable geographic regions and demand for natural gas supply; – the impact of new accounting guidance or changes in current accounting estimates and assumptions on the consolidated financial results of the respective Registrants; – the ability to successfully integrate future acquired operations into a Registrant’s business; – the effects of catastrophic and other unforeseen events, which may be caused by factors beyond the control of each respective Registrant or by a breakdown or failure of the Registrants' operating assets, including storms, floods, fires, earthquakes, explosions, landslides, mining accidents, litigation, wars, terrorism, and embargoes; and – other business or investment considerations that may be disclosed from time to time in the Registrants' filings with the United States Securities and Exchange Commission (“SEC”) or in other publicly disseminated written documents. Further details of the potential risks and uncertainties affecting the Registrants are described in the Registrants’ filings with the SEC. Each Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive. This presentation includes certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures as defined by the SEC’s Regulation G. Refer to the BHE Appendix in this presentation for a reconciliation of those non-GAAP financial measures to the most directly comparable GAAP measures. Forward-Looking Statements 3

Berkshire Hathaway Energy 4 Vision To be the best energy company in serving our customers, while delivering sustainable energy solutions Culture Personal responsibility to our customers Strategy Reinvest in our businesses • Position our regulated assets to provide excellent service and competitive rates to our customers • Participate in energy policy development, transforming our businesses and assets • Actively manage risk • Continue to invest in our employees and hard assets Internal growth • Invest in renewable energy • Invest in reliable energy grid and gas pipeline infrastructure Acquire companies • Strong strategic fit Competitive Advantage Berkshire Hathaway Ownership

Organizational Structure

2015 Berkshire Hathaway Inc. ($ billions)

Revenue	$ 210.8
Net Income	$ 24.1
Equity	$ 255.6

2015 Berkshire Hathaway Energy ($ billions)

Revenue	$ 17.9
Net Income	$ 2.4
Equity	$ 22.4

- **Berkshire Hathaway Inc.** — Aa2/AA/A+
  - 90%
  - **Berkshire Hathaway Energy** — A3/A-/BBB+
    - **PacifiCorp** — A1/A+/A+[1] — Regulated Electric Utility
    - **AltaLink** — A/A[1] S&P, DBRS — Alberta Canada Regulated Transmission
    - **NV Energy** — Baa2/A-/BBB- — Holding Company
      - Nevada Power Company — A2/A+/A-[1] — Regulated Electric Utility
      - Sierra Pacific Power Company — A2/A+/A-[1] — Regulated Electric and Gas Utility
    - **BHE U.S. Transmission** — Regulated Electric Transmission
    - **MidAmerican Energy** — Aa2/A+/A+[1] — Regulated Electric and Gas Utility
    - **BHE Renewables** — Contracted Non-utility Power Generation
    - **Northern Powergrid** — Baa1/A-/A- — Holding Company
      - Northern Powergrid (Northeast) Ltd. — A3/A/A- — U.K. Regulated Electric Distribution
      - Northern Powergrid (Yorkshire) plc — A3/A/A — U.K. Regulated Electric Distribution
    - **HomeServices of America** — Real Estate Brokerage, Mortgage and Franchises
    - **Kern River** — A2/A/A-[1] — Regulated Natural Gas Transmission
    - **Northern Natural Gas** — A2/A/A — Regulated Natural Gas Transmission

(1) Ratings for PacifiCorp, MidAmerican Energy Company, Nevada Power Company, Sierra Pacific Power Company, AltaLink L.P., and Kern River Funding Corp. are senior secured ratings

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Significant Scale 6 • Berkshire Hathaway Energy’s integrated utilities operate in 11 states and serve approximately 4.7 million customers • Northern Powergrid has 3.9 million end-users, making it the third-largest distribution company in Great Britain • With our assets at PacifiCorp, NV Energy and AltaLink, we are the largest transmission owner in the Western Interconnection • Together, Northern Natural Gas and Kern River transported approximately 7% of the natural gas consumed in the U.S. during 2015 • We have invested approximately $17 billion in solar, wind, geothermal and biomass generation and own 7% of the wind generation and 6% of the solar generation in the United States • Comparable companies Company Name Sept. 30, 2016 Market Cap(1) (billions) LTM June 30, 2016 Net Income(1) (billions) LTM June 30, 2016 Payout Ratio(1) NextEra Energy Inc. $56.5 $2.6 58% Duke Energy $55.1 $2.6 87% Southern Company $50.2 $2.3 86% Dominion Resources $46.6 $1.9 84% American Electric Power $31.6 $2.0 55% (1) As reported by S&P Capital IQ BHE Net Income: LTM September 30, 2016 $2.5 billion BHE retains more equity than any of its utility peers

Energy Assets 7 (1) Includes both electric and natural gas customers and end-users worldwide. Additionally, AltaLink serves approximately 85% of Alberta, Canada’s population (2) Net MW owned in operation and under construction as of September. 30, 2016 As of and for the last 12 months ended September 30, 2016 Assets $86 billion Revenues $17.4 billion Customers(1) 8.6 million Employees 20,800 Transmission Line 33,200 Miles Natural Gas Pipeline 16,400 Miles Generation Capacity 31,600 MW(2) Renewables 36% Natural Gas 33% Coal 30% Nuclear and Other 1%

• Diversified portfolio of regulated assets –Weather, customer, regulatory, generation, economic and catastrophic risk diversity • Berkshire Hathaway ownership – Access to capital from Berkshire Hathaway allows us to take advantage of market opportunities – Berkshire Hathaway is a long-term holder of assets; its owner for life philosophy promotes stability and helps make BHE the buyer of choice in many circumstances – Tax appetite of Berkshire Hathaway has allowed us to receive significant cash tax benefits from our parent of $860 million in 2016 year-to-date and $1.8 billion in 2015 • No dividend requirement – Cash flow is retained in the business and used to help fund growth and strengthen our balance sheet BHE Competitive Advantage 8

$- $1,500 $3,000 $4,500 $6,000 $7,500 2012A 2013A 2014A 2015A 2016F 2017F 2018F 2019F 2020F 2021F $ m i l l i o n s BHE Cash Flows from Operations BHE Total Capital Expenditures BHE Operating Capital Expenditures Capital Expenditures and Cash Flows 9 • Berkshire Hathaway Energy and its subsidiaries will spend approximately $13.2 billion from 2016 – 2018 for development and maintenance capital expenditures, which includes new generation project expansions, primarily wind, transmission and distribution, and environmental capital expenditures Free Cash Flow 2016 – 2021: $22B 2016 – 2021: $13B

10 Revenue and EBITDA Diversification • Diversified revenue sources reduce regulatory concentrations • For the last 12 months ended September 30, 2016, 88% of EBITDA is from investment-grade regulated subsidiaries. A significant portion of the remaining non-regulated EBITDA is from fully contracted generation assets at BHE Renewables BHE LTM Sept. 30, 2016 Energy Revenue(1): $15 Billion PacifiCorp 31% NV Energy 17%MidAmerican Funding 15% Northern Powergrid 10% BHE Pipeline Group 9% BHE Renewables 8% BHE Transmission 6% HomeServices 4% BHE LTM Sept. 30, 2016 EBITDA(2): $7 Billion Nevada 20% Utah 16% Iowa 16% Oregon 8% Wyoming 6% Illinois 5% California 4% Washington 3% Idaho 2% FERC 7% United Kingdom 7% Alberta 3% Other 3% (1) Excludes HomeServices and equity income, which add further diversification (2) Refer to the Appendix for the calculation of EBITDA; percentages exclude Corporate/other

• Since being acquired by Berkshire Hathaway in March 2000, BHE has realized significant growth in its assets, net income and cash flows $6.5 $50.1 $59.2 $60.8 $62.1 $0 $15 $30 $45 $60 $75 2001 2013 2014 2015 Sept. 2016 Billions $0.1 $1.6 $2.1 $2.4 $2.5 $0.0 $0.6 $1.2 $1.8 $2.4 $3.0 2001 2013 2014 2015 LTM 9/30/16 Billions $0.8 $4.7 $5.1 $7.0 $5.9 $0.0 $2.0 $4.0 $6.0 $8.0 2001 2013 2014 2015 LTM 9/30/16 Billions $1.7 $18.7 $20.4 $22.4 $24.4 $0 $5 $10 $15 $20 $25 2001 2013 2014 2015 Sept. 2016 Billions Net Income Attributable to BHE BHE Shareholders’ EquityProperty, Plant and Equipment (Net) Cash Flows From Operations 11 Berkshire Hathaway Energy Financial Summary

$- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 LTM Sept. 2016 N e t I n c o m e a n d C a s h F l o w s F r o m O p e r a t i o n s ( $ m i l l i o n s ) T o t a l A s s e t s & T o t a l D e b t ( $ b i l l i o n s ) Total Assets Total Debt Net Income Cash Flows From Operations Long-Term Perspective Growing the Business 12 (1) Total Debt excludes Junior Subordinated Debentures and BHE trust preferred securities 12/31/01 – 9/30/16 CAGR Total Assets 13.9% Net Income 21.5% Cash Flows From Operations 14.1% • We have grown our assets significantly since 2001 while de-risking the business, reducing total debt / total assets from 58% to 43% as of September 30, 2016 (1)

Customer Service – Deliver Reliable and Affordable Service 13 Mastio Results Interstate Pipelines 2003 2016 Kern River 10 1 Northern Natural Gas 43 2 TQS Results 2016 Top 5 Utilities on Overall Customer Satisfaction Rank Utility Very Satisfied 1 Berkshire Hathaway Energy 96.1% 2 Company A 95.9% 3 Company B 93.4% 4 Company C 92.3% 5 Company D 86.6% 47 Company name not available 20.0% Top 3 for the 13th consecutive year No. 1 for the 11th consecutive year

Employee Commitment – Improve Safety Culture and Work Environment 14 Berkshire Hathaway Energy Incident Rate 0.0 0.5 1.0 1.5 2.0 2.5 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Sep-16 BHE Incident Rate 2016 Industry Top Decile 1.03 Berkshire Hathaway Energy Businesses with Incident Rate ≤ 1.0 CalEnergy Philippines 21 years Northern Powergrid 13 years Northern Natural Gas 7 years BHE U.S. Transmission 4 years Kern River 4 years AltaLink 3 years MidAmerican Energy Company 3 years NV Energy 2 years Pacific Power 2 years 1.91 0.56 71% Improvement

Environmental Respect – Invest in Renewable Energy 15 • In August 2016, the IUB approved MidAmerican Energy’s request to construct up to 2,000 MW of additional wind-powered generating facilities which are expected to be placed in service in 2017 through 2019 with a cost cap of $3.6 billion – “Wind XI puts Iowa on track to be the first state in the nation to generate more than 40 percent of its energy needs from wind power – far ahead of any other state. Today, Iowa is the only state to have crossed the 30 percent mark” – Iowa Governor Terry E. Branstad • BHE has entered into renewable tax equity investments of approximately $975 million of which $644 million has been funded to date, and $331 million has been committed through 2018 • Evaluation of wind repowering opportunities is ongoing Owned Wind and Solar Generation Capacity (MW) Regulated Unregulated MidAmerican BHE PacifiCorp Energy NVE Renewables Total 1999-2013 1,030 2,324 - 821 4,175 2014 - 508 - 652 1,160 2015 - 581 15 486 1,082 2016-2019 - 2,594 - 708 3,302 Total 1,030 6,007 15 2,667 9,718 Investment (billions) $2 $10 $0 $9 $21

Environmental Respect – Asset & Generation Diversity 16 (1) Net MW owned in operation and under construction Dec. 31, 2000 BHE Generation Capacity – 5,618 MW (1) Sept. 30, 2016 BHE Generation Capacity – 31,600 MW (1) Coal 30% Natural Gas 33%Nuclear and other 1% Wind 26% Solar 5% Hydro 4% Geothermal 1% Coal 51% Natural Gas 27% Nuclear and other 8% Hydro 2% Geothermal Solar, Wind 12% Total Renewables 36% Total Renewables 14% BHE Asset Profile 81% 8% 11% Renewables and Other Natural Gas Generation Coal Generation Net Property, Plant and Equipment as of Dec. 31, 2015 • Berkshire Hathaway Energy signed American Business Act on Climate Pledge in July 2015 • Berkshire Hathaway Energy was the first energy company to join the pledge

Midwest Region(2) MidAmerican Energy $0.0687 Midwest Region $0.0963 Regulatory Integrity – Achieve Balanced Outcomes 17 Company Average Retail Rate ($/kWh) Pacific Region(1) Pacific Power $0.0942 Nevada Power $0.1012 Pacific Region $0.1447 Mountain Region(1) Rocky Mountain Power $0.0811 Sierra Pacific Power $0.0805 Mountain Region $0.0954 Highest Average Rates ($/kWh) by State(1): Hawaii – $0.2395; Massachusetts – $0.1816; Connecticut – $0.1768; Rhode Island – $0.1717; New York – $0.1674 (1) Source: Edison Electric Institute (Summer 2016) (2) Source: U.S. Energy Information Administration Relative to Pacific Region : Pacific Power 35% lower Nevada Power 30% lower Relative to Mountain Region : Rocky Mountain Power 15% lower Sierra Pacific Power 16% lower Relative to Midwest Region : MidAmerican Energy 29% lower

Financial Strength – Strong Credit Profile

- BHE key credit ratios[1]
  - Credit ratios continue to be strong and supportive of our credit ratings

	LTM 9/30/16	2015	2014
FFO Interest Coverage	4.4x	4.5x	4.9x
FFO to Adjusted Debt Excluding Acquisition Related Debt[2]	16.5%	17.6%	20.6%
Adjusted Debt to Total Capitalization	58.6%	58.6%	59.7%

- Ratings (issuer or senior unsecured ratings unless noted)

	Moody's	S&P	Fitch
Berkshire Hathaway Energy	A3	A-	BBB+
PacifiCorp[3]	A1	A+	A+
MidAmerican Energy Company[3]	Aa2	A+	A+
Nevada Power Company[3]	A2	A+	A-
Sierra Pacific Power[3]	A2	A+	A-
Northern Natural Gas Company	A2	A	A

	Moody's	S&P	Fitch	DBRS
Kern River Funding Corp.[3]	A2	A	A-	-
Northern Powergrid (Northeast)	A3	A	A-	-
Northern Powergrid (Yorkshire)	A3	A	A	-
AltaLink L.P.[3]	-	A	-	A

(1) Refer to the Appendix for the calculations of key ratios
(2) 2014 calculation excludes AltaLink debt and BHE acquisition debt related to AltaLink acquisition
(3) Ratings are senior secured ratings

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Financial Strength – Credit Metrics

Regulated U.S. Utilities	LTM 9/30/16	2015	2014
PacifiCorp			
FFO Interest Coverage	5.7x	5.4x	5.2x
FFO to Debt	25.4%	23.2%	22.4%
Debt to Total Capitalization	48.4%	48.9%	47.6%
MidAmerican Energy			
FFO Interest Coverage	7.6x	7.2x	7.1x
FFO to Debt	30.3%	26.6%	25.9%
Debt to Total Capitalization	45.4%	47.6%	49.0%
Nevada Power Company			
FFO Interest Coverage	5.1x	6.1x	4.8x
FFO to Debt	25.5%	29.5%	22.5%
Debt to Total Capitalization	50.1%	50.9%	55.1%
Sierra Pacific Power Company			
FFO Interest Coverage	5.3x	6.1x	5.1x
FFO to Debt	21.0%	25.7%	21.1%
Debt to Total Capitalization	51.3%	52.8%	54.4%

Regulated Pipelines and Electric Distribution	LTM 9/30/16	2015	2014
Northern Natural Gas			
FFO Interest Coverage	11.4x	10.4x	8.3x
FFO to Debt	51.3%	48.7%	36.6%
Debt to Total Capitalization	35.7%	36.1%	40.2%
Northern Powergrid			
FFO Interest Coverage	4.8x	5.1x	5.3x
FFO to Debt	20.4%	21.2%	24.4%
Debt to Total Capitalization	42.5%	44.3%	42.7%
AltaLink, L.P.			
FFO Interest Coverage	3.2x	2.6x	3.0x
FFO to Debt	11.9%	9.6%	10.4%
Debt to Total Capitalization	62.4%	62.4%	61.3%

Note: Refer to the appendix for the calculations of key ratios, excluding AltaLink, L.P. AltaLink financial information is disclosed in the Management's Discussion and Analysis section as presented in its Canadian public financial filings

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• Our businesses continue to perform well Financial Information ($ millions) 20 BHE LTM Sept. 30, 2016 Net Income(1) : $2.5 Billion PacifiCorp 27% MidAmerican Funding 19% NV Energy 13% Northern Powergrid 14% BHE Pipeline Group 9% BHE Transmission 8% BHE Renewables 6% HomeServices 4% (1) Percentages exclude Corporate/other LTM Years Ended Net Income Attributable to BHE 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 742$ 697$ 700$ MidAmerican Funding 511 442 393 NV Energy 357 379 354 Northern Powergrid 369 422 412 BHE Pipeline Group 250 243 230 BHE Transmission 222 186 56 BHE Renewables 157 124 121 HomeServices 118 104 83 BHE and Other (195) (227) (254) Net income attributable to BHE 2,531$ 2,370$ 2,095$

2016 Projected Capital Expenditures – $4.9 Billion 21 Capital Expenditures by Type ($m) Capital Expenditures by Business ($m) PacifiCorp 772 NV Energy 597 MidAmerican Funding 1,588 (1) Northern Powergrid 546 BHE Pipeline Group 257 BHE Renewables 622 BHE Transmission 469 HomeServices and Other 33 Solar Generation 105 Wind Generation 1,388 Environmental 86 Other Development Projects 127 Electric Transmission 568 Electric Distribution and Other Operating 2,610 (1) MidAmerican Funding includes Wind XI capital expenditures

2016 – 2018 Projected Capital Expenditures 22 4,884 4,328 4,007 $- $1,000 $2,000 $3,000 $4,000 $5,000 2016 2017 2018 $ M i l l i o n s Electric Distribution and Other Operating Other Developmental Projects Electric Transmission Solar Generation Wind Generation Environmental

(1) Net MW owned in operation as of September 30, 2016 (2) All or some of the renewable energy attributes associated with generation from these generating facilities may be: (a) used in future years to comply with renewable portfolio standards or other regulatory requirements or (b) sold to third parties in the form of renewable energy credits or other environmental commodities • Headquartered in Portland, Oregon • 5,600 employees • 1.8 million electric customers in six western states • 10,894 MW of owned capacity(1) • Owned capacity by fuel type: 9/30/16 3/31/06 – Coal 54% 72% – Natural gas 25% 13% – Hydro(2) 11% 14% – Wind, geothermal and other(2) 10% 1% PacifiCorp 23

PacifiCorp – Business Update

- Strong cost containment helps minimize need for rate increases while continuing to improve safety, reliability and customer service
- Actual retail load for the nine-months ended September 30, 2016, was 40,776 gigawatt-hours, a 0.4% decrease versus the same time period for 2015 due to lower commercial and industrial customer usage, partially offset by higher residential customer usage and an increase in average number of residential and commercial customers primarily in Utah
- Multi-year rate plans are in effect in several states, and energy cost adjustment mechanisms exist in all six states PacifiCorp has operations
- Utah Sustainable Transportation and Energy Plan ("STEP")
  - The Company filed in September 2016 for approval by Utah regulators to implement the STEP passed by Utah legislators during March 2016. The Company proposed a five-year pilot program with a budget of $10 million each year, including:
    - Electric vehicle charging infrastructure programs
    - Commercial line incentives for business
    - Curtailment of Gadsby Plant emissions during periods of air quality alerts
    - Investigate and implement new technologies
    - Clean Coal research programs
    - Cost recovery of Utah Solar Incentive Program pre-2017 expenditures
  - The plan also includes a risk mitigation fund to minimize the rate impact to customers in the event coal fueled generation plants are closed prematurely due to compliance requirements
  - Mandates full recovery of Utah's share of fuel, purchased power and other supply costs through EBA that are not fully in the base rates

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PacifiCorp – Business Update 25 • Oregon Clean Electricity and Coal Transition Plan signed into law by Gov. Brown in March 2016 − Doubles renewable energy portfolio standard to 50% o 20% by 2020, 27% by 2025, 35% by 2030, 40% by 2035, 50% by 2040 o Incorporates renewable energy credit banking provisions − Removes coal costs from Oregon rates by January 1, 2030 − Provisions to protect customers and utilities • Washington regulators authorized a two-step rate increase of $5.7 million (1.7%) effective October 2016 and $8.0 million (2.3%) effective September 2017 − Washington regulators also approved PacifiCorp’s proposed accelerated depreciation schedule for Jim Bridger and Colstrip plants and a revenue decoupling mechanism. The Commission approved recovery of the costs of the selective catalytic reduction systems at Jim Bridger Units 3 and 4 but will not allow the Company to earn a return on those investments

MidAmerican Energy


MINNESOTA
SOUTH DAKOTA
WISCONSIN
NEBRASKA
IOWA
ILLINOIS
KANSAS
MISSOURI
MidAmerican Energy Service Territory
Wind Projects
Major Generating Facilities
Wind Projects Under Construction

- Headquartered in Des Moines, Iowa
- 3,300 employees
- 1.5 million electric and natural gas customers in four Midwestern states
- 10,595 MW[(1)] of owned capacity
- Owned capacity by fuel type:

	9/30/16[(1)]	12/31/00
– Coal	26%	70%
– Natural gas	13%	19%
– Wind[(2)]	57%	0%
– Nuclear and other	4%	11%

[(1)] Net MW owned in operation and under construction as of September 30, 2016
[(2)] All or some of the renewable energy attributes associated with generation from these generating facilities may be: (a) used in future years to comply with renewable portfolio standards or other regulatory requirements or (b) sold to third parties in the form of renewable energy credits or other environmental commodities

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MidAmerican Energy – Business Update 27 • Final rates associated with an Iowa electric rate increase filed May 17, 2013, resulted in a phased-in increase to base rates of $135 million at annualized amounts of $45 million (3.6%) effective August 2013, $45 million effective January 2015, and $45 million effective January 2016; and adjustment clauses for retail energy, including the pre-tax value of federal production tax credits, and Midcontinent Independent System Operator (“MISO”) transmission costs • All electric and gas jurisdictions have adjustment clauses to recover actual fuel costs, and the Iowa and South Dakota electric clauses include the pre-tax value of federal production tax credits • MidAmerican Energy continues to rank high in customer satisfaction as evidenced by being ranked No. 1 in overall customer satisfaction in the Midwest Large Segment in two J.D. Power studies (Residential Electric and Residential Natural Gas); being named a Most Trusted Business Partner in the Cogent Reports 2016 Utility Trusted Brand & Customer Engagement Study: Commercial; and by earning its highest overall customer satisfaction score in company history in the TQS Key Accounts study • Customer growth, warmer-than-normal summer weather and improved industrial sales helped offset mild winter weather, resulting in an increase in actual retail electric sales to 18,089 gigawatt-hours for the nine-months ended September 30, 2016, a 2.9% increase over the same period for 2015

MidAmerican Energy – Business Update 28 • Wind X Project – Currently completing construction of the 551 MW (nominal ratings) wind- powered generation project in Iowa. As of September 30, 2016, MidAmerican Energy has placed in-service 123 MW and expects to place the remaining 428 MW in-service by the end of 2016 within the $888 million cost cap established by the Iowa Utilities Board (IUB) • Wind XI Project – In August 2016, the IUB approved rate-making principles related to the construction of up to 2,000 MW of additional wind-powered generating facilities expected to be placed in-service between 2017 and 2019 with a cost cap of $3.6 billion • Constructing transmission lines in Iowa and Illinois that are expected to be in-service in 2016- 2018, with an estimated cost of $555 million; projects have been designated as Multi-Value Projects by the MISO • In June 2016, Exelon Generation Company, LLC announced its intention to shut down Quad Cities Generating Station Units 1 and 2 (“Quad Cities Station”) on June 1, 2018, as a result of Illinois not passing adequate legislation and Quad Cities Station not clearing the 2019-2020 PJM Interconnection, L.L.C. capacity auction. MidAmerican Energy Company has a 25% ownership in Quad Cities Station and continues to work with Exelon Generation on solutions that will lead to continued operation of the facility through the end of its operating license in 2032

29 NV Energy • Headquartered in Las Vegas, Nevada • 2,500 employees • 1.2 million electric and 0.2 million gas customers • Provides service to 90% of Nevada population, along with tourist population of 41.0m • 6,138 megawatts of owned power generation capacity (87% natural gas, 13% coal & other) – All owned coal plants will either be shutdown or ownership interest divested by 2025 • 1,588 megawatts of renewable energy in Nevada through power purchase agreements (43% solar, 30% geothermal, 16% hydro, 11% wind/other) (1) Net MW owned in operation and under construction as of September 30, 2016 • Provides electric services to Las Vegas and surrounding areas • 0.9 million retail electric customers • 4,766 megawatts of owned power generation(1) • Provides electric and gas services to Reno and northern Nevada • 0.3 million retail electric customers and 0.2 million retail gas customers • 1,372 megawatts of owned power generation(1) Nevada Power Company Sierra Pacific Power Company

NV Energy – Business Update 30  Private generation: – On September 12, 2016, the state district court affirmed a February 2016 Public Utilities Commission of Nevada (“PUCN”) order establishing different rates and a lower excess energy credit for new private generation customers (i.e., those who did not have an interconnection application pending on December 31, 2015) – On September 16, 2016, the PUCN approved NV Energy’s proposal to “grandfather” 32,000 private generation customers who had installed systems before December 31, 2015, or an active interconnection application pending on December 31, 2015 – As a result, new private generation customers are governed by the PUCN’s February 2016 order, while existing private generation customers will benefit from the net energy metering rules that existed before that order  Proposed amendment to the Nevada Constitution known as the Energy Choice Initiative would require the Nevada Legislature to adopt legislation providing for a competitive electric market by 2023. NV Energy remains neutral and developed Key Principles, designed for healthy dialogue around future policy changes. Measure needs a majority vote in 2016 and 2018 general elections, with legislative action  Sierra Pacific Power Company filed the triennial rate review application for its electric and gas operations June 6, 2016. The Company, PUCN staff, and intervenors entered into a stipulation agreement October 17, 2016, which resolved most of the rate case issues. The PUCN is expected to vote on the stipulation later this year and if approved, the stipulation will annually reduce electric revenues by $2.9 million and natural gas revenues by $2.4 million, effective January 1, 2017  Energy imbalance market first-year savings already exceed $5.1 million annual target  Nevada Gov. Sandoval announced two new appointments to the three-member PUCN

Leeds Edinburgh Middlesbrough Newcastle Upon Tyne Sheffield York Northeast Yorkshire • 3.9 million end-users in northern England • Approximately 58,000 miles of distribution lines • Approximately 67% of 2016 distribution revenue from residential and commercial customers through September 30, 2016 • Distribution revenue (£ millions): • Strong start to the ED1 period (eight-year price control started April 2015) with total expenditure for the 2015/16 regulatory year at 97.1% of allowances and outputs 14.3% ahead of target. Groundwork now laid for delivering commitments effectively over the eight-year period • In 2016 a step-change is being achieved in overall customer satisfaction, from an average ranking of 5th in 2015 to an average ranking of 2nd or 3rd in 2016 Nine Months Ended 9/30/16 9/30/15 Residential 243 257 Commercial 81 88 Industrial 154 154 Other 5 5 Total 482 504 Northern Powergrid 31

• 14,700 miles of natural gas pipeline • 5.7 Bcf per day of market area design capacity; 1.7 Bcf per day field area capacity • More than 73 Bcf firm service and operational storage cycle capacity • 90% of transportation and storage revenue through September 30, 2016, is based on demand charges • Increased the integrity and reliability of the pipeline while managing operating costs and staffing • Ranked No. 1 among 16 mega-pipelines and No. 2 among 42 interstate pipelines in 2016 Mastio & Company customer satisfaction survey • Over the past decade, approximately $200 million in capital has been invested to ensure compliance with Pipeline Safety Act requirements • Excellent performance – 2015-2016 heating season 10% warmer than normal compared to 9% colder than normal for 2014-2015 heating season. November & December 2015 were a combined 16% warmer than normal – Set new Market Area peak daily delivery record of 5.158 Bcf January 18, 2016 – Pipeline system operated dependably and safely. No lost- time safety-related incidents Northern Natural Gas 32 MINNESOTA WISCONSIN IOWA SOUTH DAKOTA NEBRASKA KANSAS OKLAHOMA TEXAS

• 1,700 miles of natural gas pipeline • Design capacity of 2.2 million Dth per day of natural gas • 97% of revenue through September 30, 2016, is based on demand charges • Kern River delivered nearly 20%(1) of California’s natural gas demand in 2015 • Ranked No. 1 among 42 interstate pipelines in 2016 Mastio & Company customer satisfaction survey • Existing shippers chose to extend service with Kern River for approximately 94% of the 891,471 Dth/day of capacity that expired in 2016 or is due to expire in 2017 – 25% of the capacity contracted for 10 years – 69% of the capacity contracted for 15 years Kern River 33 CALIFORNIA NEVADA ARIZONA UTAH WYOMING (1) 2016 California Gas Report

AltaLink, L.P.


ALBERTA, CANADA
Edmonton
Calgary
AltaLink Service Territory

- AltaLink is a transmission-only service provider
  - Supplies electricity to approximately 85% of Alberta's population
- AltaLink owns approximately 8,100 miles of 69 kilovolt and higher line, and approximately 300 substations within the transmission system in Alberta
  - No volume or commodity exposure
  - Strong, stable regulatory environment
  - Revenue from AA- rated Alberta Electric System Operator
- Mid-year 2016 rate base and CWIP per the most recent regulatory update was C$7.3 billion

34

AltaLink Regulatory Update 35 2012-2013 Deferral Account Reconciliation Application (“DACDA”) • On June 6, 2016, the Alberta Utilities Commission (“AUC”) approved C$1,862 million of the total C$1,977 million of capital projects included in the 2012-2013 DACDA application. Project costs of C$109 million were deferred to a future hearing 2015-2016 General Tariff Application (“GTA”) • On May 9, 2016, the AUC approved AltaLink’s proposed immediate tariff relief of C$415 million for 2015 and 2016 (as well as an additional C$185 million for 2017-2018) through the: – Discontinuance of CWIP in rate base and the return to AFUDC accounting effective January 1, 2015, and the refund of previously collected CWIP in rate base as part of AltaLink’s tariffs during 2012-2014 less the related returns – Adoption of the flow-through tax methodology for the calculation of deemed income taxes effective January 1, 2016 2016-2017 Generic Cost of Capital Decision (“GCOC”) • On October 7, 2016, the AUC approved an ROE of 8.3% for 2016 and 8.5% for 2017 (8.3% for 2013- 2015) and an equity thickness of 37% for 2016 and 2017 (36% for 2013-2015) • The AUC was consistent with its approach in past GCOC decisions to award common equity ratios that are on a stand-alone basis consistent with credit ratings in the A category 2017-2018 GTA • On October 28, 2016, AltaLink filed an amendment to its 2017-2018 GTA seeking approval for revenue requirement of C$891 million in 2017 and C$919 million in 2018 • AltaLink is seeking AUC approval to engage in settlement discussions on some or all of the issues within the 2017-2018 GTA

BHE Renewables



BHE Solar
Geothermal
Natural Gas
BHE Wind
BHE Hydro
CalEnergy Philippines

Portfolio Composition (1)



Natural Gas 24%
Solar 35%
Hydro 3%
Geothermal 9%
Wind 29%

Contract Maturities (1)



2016-2018 10%
2019-2028 21%
2029+ 69%

	Location	Installed	PPA Expiration	Power Purchaser	Net or Contract Capacity (MW)	Net Owned Capacity (MW)
SOLAR						
Solar Star I & II	CA	2013-2015	2035	SCE	586	586
Topaz	CA	2013-2014	2040	PG&E	550	550
Agua Caliente	AZ	2012-2013	2039	PG&E	290	142
Community Solar Gardens	MN	2016-2017	(2)	(2)	96	96
					1,522	1,374
WIND						
Pinyon Pines I & II	CA	2012	2035	SCE	300	300
Jumbo Road	TX	2015	2033	Austin Energy	300	300
Bishop Hill II	IL	2012	2032	Ameren	81	81
Grande Prairie	NE	2016	2037	OPPD	400	400
Marshall Wind	KS	2016	2036	(3)	72	72
					1,153	1,153
GEOTHERMAL						
Imperial Valley	CA	1982-2000	(4)	(4)	338	338
HYDROELECTRIC						
Casecnan	Phil.	2001	2021	NIA	150	128
Wailuku	HI	1993	2023	Hawaii Electric	10	10
					160	138
NATURAL GAS						
Cordova	IL	2001	2019	Exelon Generation	512	512
Power Resources	TX	1988	2018	EDF Trading	212	212
Saranac	NY	1994	2017	TransAlta Energy Mktg	245	196
Yuma	AZ	1994	2024	SDG&E	50	50
					1,019	970
				Total Owned and Under Construction	4,192	3,973

(1) Based on net owned capacity of 3,973 MW in operation and under construction as of September 30, 2016
(2) Forecast approximately 100 off-takers for the purchase of all the energy produced by the solar portfolio for a period up to 25 years
(3) Separate PPA's exist with Missouri Joint Municipal Electric Commission (20 MW), Kansas Power Pool (25 MW), City of Independence, Missouri (20 MW), with the remaining (7 MW) still in negotiation
(4) 83% of the Company's interests in the Imperial Valley Projects' Contract Capacity are currently sold to Southern California Edison Company under long-term power purchase agreements expiring in 2016 through 2026. Certain long-term power purchase agreement renewals for 244 MW have been entered into with other parties at fixed prices that expire from 2028-2039, of which 202 MW mature 2039

36

BHE Renewables Update 37 Solar • Community Solar Gardens – Phase 1 of 32 MW is expected to reach commercial operations in December 2016 – Phase 2 of 63.9 MW is expected to reach commercial operations in third quarter of 2017 Wind • Grande Prairie – 400 MW project acquired in February 2015 – Estimated commercial operation in fourth quarter 2016 • Marshall – 72 MW project acquired in September 2015 – Commercial operation commenced in April 2016 Tax Equity • Executed agreements to provide tax equity of $975 million – Tax equity sized to earn a preferred return through a targeted flip date, generally over a 10-year period Geothermal • Imperial Valley projects have 328 MW out of 338 MW with long-term contracts that expire between 2016 to 2026. Of the 338 MW, 244 MW have been re-contracted, with maturities between 2028-2039; 42 MW are being marketed, and the remaining 52 MW do not become available until 2026-2030

Near-Term Financing Plan 38 • Berkshire Hathaway Energy – Potential for $500 million – $1.0 billion in short-dated parent debt financing in late 2016 or early 2017 to refinance existing short-term commercial paper balances due to the continued build out of renewable investment opportunities • MidAmerican Energy – Anticipate a $40 – $50 million tax-exempt debt financing in late 2016 or early 2017 – Anticipate up to $750 million debt financing in the first half 2017 • Nevada Power Company – Anticipate up to $250 million debt financing first half 2017 • AltaLink, L.P. – Anticipate debt financings of up to C$500 million in late 2016, and up to C$300 mid-2017

Appendix 39

40 Rate Base Profile $16.0 $16.6 $17.2 $17.4 $0.0 $4.0 $8.0 $12.0 $16.0 $20.0 2013 2014 2015 2016F Billions $7.2 $7.0 $6.8 $6.6 $0.0 $2.0 $4.0 $6.0 $8.0 2013 2014 2015 2016F Billions $6.2 $6.7 $7.5 $8.2 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 2013 2014 2015 2016F Billions NV Energy MidAmerican EnergyPacifiCorp BHE Pipeline Group $3.2 $3.1 $3.1 $3.0 $0.0 $1.0 $2.0 $3.0 $4.0 2013 2014 2015 2016F Billions Note: Rate base represents mid-year averages

41 Rate Base Profile (1) 2014 includes the addition of NV Energy Inc., which was acquired December 19, 2013 (2) 2015 includes the addition of AltaLink, L.P., which was acquired December 1, 2014 (3) Northern Powergrid rate base converted into USD in 2013-2015 at the June 30 USD/GBP FX rate each year including 1.5213 (2013), 1.7106 (2014), 1.5712 (2015). Rate base in 2016 converted at the September 30, 2016 FX rate of 1.2972 (4) AltaLink, L.P. rate base converted into USD in 2015 at the June 30, 2015 CAD/USD FX rate of 1.2494, and in 2016 at the September 30, 2016 FX rate of 1.3127 Note: Rate base represents mid-year averages £2.4 £2.6 £2.7 £2.9 £0.0 £1.0 £2.0 £3.0 £4.0 2013 2014 2015 2016F Billions $2.5 $3.5 $5.3 $7.0 $0.0 $1.5 $3.0 $4.5 $6.0 $7.5 2013 2014 2015 2016F AltaLink, L.P.Northern Powergrid Berkshire Hathaway Energy $29.0 $37.8 $43.1 $44.3 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 2013A 2014A 2015A 2016F PAC MEC Northern Powergrid BHE Pipeline Group NVE AltaLink, L.P. (1) (2) (3) (4) Billions C$ Billions

Regulatory Integrity – Distributed Generation Penetration Rate 42 Total Electric Customers as of September 2016 Private Solar Customers as of September 2016 Private Solar Portion of Total Customers MidAmerican Energy Company Iowa 671,552 360 0.05% Illinois 85,046 18 0.02% South Dakota 4,902 0 0.00% PacifiCorp Utah 877,736 13,580 1.55% Oregon 575,351 5,103 0.89% Wyoming 140,267 233 0.17% Washington 129,846 550 0.42% Idaho 76,523 200 0.26% California 44,969 277 0.62% NV Energy Nevada 1,245,913 24,063 1.93% Total BHE Customers 3,852,105 44,384 1.15% Berkshire Hathaway Energy – Impact of Distributed Generation

Consolidated Environmental Position 43 • Owned coal-fueled capacity has declined as a percentage of BHE’s generation portfolio from 51% in 2000, to 30% as of September 30, 2016 • Coal Combustion Residuals – managing under new regulatory requirements – PacifiCorp has 6 active surface impoundments and 4 landfills; 3 inactive surface impoundments are undergoing closure – MidAmerican Energy has 3 active surface impoundments and 4 landfills; 4 inactive surface impoundments are undergoing closure – NV Energy operates 2 active evaporative surface impoundments and 2 landfills; all other surface impoundments are undergoing closure by removal • Effluent Limitation Guidelines – For BHE’s operating companies, impacted waste streams are limited to bottom ash or fly ash transport water, combustion residual leachate and non-metal cleaning wastes – With minor exceptions, most new requirements are addressed by compliance with the coal combustion residuals rule • The U.S. Supreme Court issued a stay February 9, 2016 of the implementation of the Clean Power Plan pending the outcome of the litigation pending in the D.C. Circuit Court of Appeals and through any action taken on appeal to the U.S. Supreme Court – Oral arguments were held September 27, 2016, before ten judges in the D.C. Circuit; decision is expected in early 2017 • Paris Agreement became effective November 4, 2016, after ratification by the requisite number of parties representing 55 countries and 55% of global greenhouse gas emissions. Under the agreement, the U.S. committed to reducing greenhouse gas emissions 26-28% from 2005 levels by 2025. A party cannot withdraw until November 4, 2019, and the withdrawal would take effect one year later

Reducing Carbon Footprint 44 Coal MW as of Dec. 31, 2013(1) 10,526 MW Riverside 3 – retired in 2014 (4) MW Reid Gardner 1-3 – retired in 2014 (300) MW Carbon 1 and 2 – removed from service in 2015 (172) MW Riverside 5 – conversion to natural gas in 2015 (124) MW Walter Scott 1 and 2 – retired in 2015 (124) MW Neal 1 and 2 – retired in 2016 (390) MW Reid Gardner 4 – to be retired in 2017 (257) MW Cholla 4 – natural gas conversion or retire (395) MW Naughton 3 – natural gas conversion or retire (280) MW Navajo – Interest to be divested in 2019 (255) MW North Valmy – to be retired in 2025 (261) MW Coal MW as of Dec. 31, 2025 7,964 MW • Through fuel switching and retirements, BHE’s utilities expect to eliminate approximately 2,560 MW of coal generation through 2025 (1) Adjusted for re-rating of coal plants between December 31, 2013 and September 30, 2016, including plants still in operation and retired

• EPA published its proposal to approve the Arizona Regional Haze SIP in the Federal Register on July 19, 2016. The SIP contemplates operation of Cholla Unit 4 as a coal-fueled resource through April 2025, with natural gas conversion or shutdown thereafter in lieu of installation of selective catalytic reduction equipment (“SCR”). The public comment period closed September 2, 2016; the EPA is expected to take final action in the first half of 2017 • PacifiCorp and the owners of Craig Unit 1 have agreed with state and federal agencies and environmental groups to amend the Colorado Regional Haze SIP to allow Unit 1 to retire by December 31, 2025, or convert to natural gas under certain schedule requirements in lieu of installation of SCR • EPA published its final action on the updated Utah Regional Haze SIP in the Federal Register on July 5, 2016, requiring SCR on Hunter Units 1 and 2 and Huntington Units 1 and 2 by August 4, 2021. PacifiCorp has filed a request for reconsideration and request for administrative stay with EPA, as well as a petition for review with the 10th Circuit Court • PacifiCorp continues to assess compliance options for the 280 MW Naughton Unit 3, including conversion to natural gas or accelerated retirement in lieu of SCR and baghouse retrofits prescribed by the Wyoming Regional Haze SIP(1) • Forecast(2) environmental expenditures include $62 million in 2016, $28 million in 2017, $33 million in 2018, and $46 million in 2019 PacifiCorp Environmental Position (1) Natural gas conversion of Naughton Unit 3 is currently permitted by the State of Wyoming to occur by June 2018. The state will submit to the EPA for approval (2) Environmental expenditures forecast includes PacifiCorp’s share of minority-owned Craig, Colstrip and Hayden plants. Amounts include debt AFUDC and escalation but exclude non-cash equity AFUDC 45 PacifiCorp Asset Profile 69% 9% 22% Renewables and Other Natural Gas Generation Coal Generation Net Property, Plant and Equipment as of Dec. 31, 2015

MidAmerican Energy Environmental Position 46 • Reduced coal exposure – Riverside Unit 3 (4 MW) retired in 2014, Riverside Unit 5 (124 MW) was converted to natural gas in 2015, Walter Scott, Jr. Energy Center Units 1 and 2 (124 MW) retired in 2015, and Neal Energy Center Units 1 and 2 (390 MW) retired in 2016 • Forecast(1) environmental expenditures include $54 million in 2016, $143 million in 2017, $115 million in 2018, and $19 million in 2019 (1) Excludes equity AFUDC MidAmerican Energy Asset Profile 82% 2% 16% Renewables and Other Natural Gas Generation Coal Generation Net Property, Plant and Equipment as of Dec. 31, 2015

NV Energy Environmental Position 47 • NV Energy is reducing utilization of coal-fueled generation – 2017 retirement of Reid Gardner Unit 4 (257 megawatts) – 2019 elimination of Navajo interest (255 megawatts) – 2025 retirement of North Valmy (261 megawatts) • Forecast(1) environmental expenditures include $11 million in 2016, $16 million in 2017, $4 million in 2018, and $9 million in 2019 (1) Environmental expenditures forecast excludes equity AFUDC Nevada Power Asset Profile 63% 34% 3% Renewables and Other Natural Gas Generation Coal Generation Net Property, Plant and Equipment as of Dec. 31, 2015 Sierra Pacific Power Asset Profile 74% 20% 6% Renewables and Other Natural Gas Generation Coal Generation Net Property, Plant and Equipment as of Dec. 31, 2015

Retail Electric Sales – Weather Normalized 48 Year-to-Date September 30 Variance (GWh) 2016 2015 Actual Percent PacifiCorp Residential 11,910 11,564 346 3.0% Commercial 12,502 12,853 (350) -2.7% Industrial and Other 16,229 16,512 (284) -1.7% Total 40,641 40,929 (288) -0.7% MidAmerican Energy Residential 4,832 4,824 8 0.2% Commercial 2,815 2,904 (89) -3.1% Industrial and Other 10,212 9,812 400 4.1% Total 17,859 17,539 319 1.8% Nevada Power Residential 7,639 7,406 234 3.2% Commercial 3,572 3,519 53 1.5% Industrial and Other 5,901 5,885 16 0.3% Total 17,112 16,810 303 1.8% Sierra Pacific Power Residential 1,821 1,736 85 4.9% Commercial 2,241 2,241 - 0.0% Industrial and Other 2,244 2,224 21 0.9% Total 6,305 6,200 105 1.7% Northern Powergrid Residential 9,349 9,206 143 1.6% Commercial 4,069 4,244 (175) -4.1% Industrial and Other 13,253 13,553 (300) -2.2% Total 26,671 27,003 (332) -1.2%

Retail Electric Sales – Actual 49 Year-to-Date September 30 Variance (GWh) 2016 2015 Actual Percent PacifiCorp Residential 11,909 11,409 500 4.4% Commercial 12,597 12,924 (327) -2.5% Industrial and Other 16,270 16,604 (334) -2.0% Total 40,776 40,937 (161) -0.4% MidAmerican Energy Residential 5,018 4,862 157 3.2% Commercial 2,859 2,914 (55) -1.9% Industrial and Other 10,212 9,812 400 4.1% Total 18,089 17,588 502 2.9% Nevada Power Residential 7,802 7,586 216 2.9% Commercial 3,600 3,560 40 1.1% Industrial and Other 5,927 5,943 (16) -0.3% Total 17,330 17,089 241 1.4% Sierra Pacific Power Residential 1,798 1,734 64 3.7% Commercial 2,241 2,244 (3) -0.1% Industrial and Other 2,247 2,231 17 0.8% Total 6,286 6,208 78 1.3% Northern Powergrid Residential 9,264 9,193 72 0.8% Commercial 4,049 4,229 (180) -4.3% Industrial and Other 13,253 13,553 (300) -2.2% Total 26,566 26,975 (409) -1.5%

Financial Information 50 ($ millions) LTM Years Ended Operating Revenue 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 5,209$ 5,232$ 5,252$ MidAmerican Funding 2,539 2,515 2,844 NV Energy 2,995 3,351 3,241 Northern Powergrid 1,036 1,140 1,283 BHE Pipeline Group 984 1,016 1,078 BHE Transmission 473 592 62 BHE Renewables 727 728 623 HomeServices 2,727 2,526 2,144 BHE and Other 706 780 799 Total Operating Revenue 17,396$ 17,880$ 17,326$

Financial Information 51 ($ millions) LTM Years Ended Depreciation and Amortization 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 785$ 780$ 745$ MidAmerican Funding 445 407 351 NV Energy 418 410 379 Northern Powergrid 203 202 198 BHE Pipeline Group 213 204 196 BHE Transmission 215 185 13 BHE Renewables 225 216 152 HomeServices 33 29 29 BHE and Other (1) (5) (6) Total depreciation and amortization 2,536$ 2,428$ 2,057$

Financial Information 52 ($ millions) LTM Years Ended Operating Income 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 1,415$ 1,344$ 1,308$ MidAmerican Funding 553 451 395 NV Energy 771 812 791 Northern Powergrid 514 593 674 BHE Pipeline Group 462 464 439 BHE Transmission 129 260 16 BHE Renewables 263 255 314 HomeServices 202 184 125 BHE and Other (62) (35) (16) Total Operating Income 4,247$ 4,328$ 4,046$

Financial Information 53 ($ millions) LTM Years Ended Interest Expense 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 382$ 383$ 386$ MidAmerican Funding 220 206 197 NV Energy 257 262 283 Northern Powergrid 142 145 151 BHE Pipeline Group 54 66 76 BHE Transmission 150 146 14 BHE Renewables 197 193 175 HomeServices 2 3 4 BHE and Other 478 500 425 Total interest expense 1,882$ 1,904$ 1,711$

(1) Excludes amounts for non-cash equity allowances for funds used during construction and other non-cash items Financial Information 54 ($ millions) LTM Years Ended Capital Expenditures(1) 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 861$ 916$ 1,066$ MidAmerican Funding 1,697 1,448 1,527 NV Energy 590 571 558 Northern Powergrid 574 674 675 BHE Pipeline Group 235 240 257 BHE Transmission 617 966 222 BHE Renewables 541 1,034 2,221 HomeServices 21 16 17 BHE and Other 9 10 12 Total capital expenditures 5,145$ 5,875$ 6,555$

Financial Information 55 ($ millions) Total Assets 9/30/2016 12/31/2015 12/31/2014 PacifiCorp 23,557$ 23,550$ 23,404$ MidAmerican Funding 17,199 16,315 15,165 NV Energy 14,424 14,656 14,256 Northern Powergrid 6,727 7,317 7,059 BHE Pipeline Group 5,115 4,953 4,951 BHE Transmission 8,493 7,553 7,979 BHE Renewables 6,775 5,892 6,082 HomeServices 1,947 1,705 1,622 BHE and Other 1,651 1,677 1,298 Total assets 85,888$ 83,618$ 81,816$

• As of September 30, 2016, approximately 94% of total debt was fixed-rate debt • As of September 30, 2016, long-term adjusted debt had a weighted average life of approximately 13 years and a weighted average interest rate of approximately 5.0% Capitalization 56 ($ millions) (1) Debt includes short-term debt, Berkshire Hathaway Energy senior debt, and subsidiary debt (including current maturities), but excludes Berkshire Hathaway Energy subordinated debt BHE Debt to Capitalization Comparison 9/30/2016 12/31/2015 Short-term debt 1,886$ 974$ Current portion of long-term debt 1,108 1,148 BHE senior debt 7,417 7,814 Subsidiary debt 26,234 26,066 Total adjusted debt(1) 36,645 36,002 BHE junior subordinated debentures 1,444 2,944 Noncontrolling interests 142 134 BHE shareholders' equity 24,354 22,401 Total capitalization 62,585$ 61,481$ Adjusted debt/capitalization 58.6% 58.6%

Non-GAAP Financial Measures
Berkshire Hathaway Energy

($ millions)

	LTM 9/30/2016	2015	2014
FFO			
Net cash flows from operating activities	$ 5,895	$ 6,980	$ 5,146
+/- Changes in other operating assets and liabilities, net of effects from acquisitions	163	(649)	1,170
FFO	**$ 6,058**	**$ 6,331**	**$ 6,316**
Adjusted Interest			
Interest expense	$ 1,882	$ 1,904	$ 1,711
Interest expense on subordinated debt	(77)	(104)	(78)
Adjusted Interest	**$ 1,805**	**$ 1,800**	**$ 1,633**
FFO Interest Coverage[1]	**4.4x**	**4.5x**	**4.9x**
Adjusted Debt			
Debt[2]	$ 38,089	$ 38,946	$ 39,897
Subordinated debt	(1,444)	(2,944)	(3,794)
Adjusted Debt	**$ 36,645**	**$ 36,002**	**$ 36,103**
Acquisition Financing Debt			(1,500)
Acquisition Subsidiary Debt			(4,007)
Adjusted Debt Excluding Acquisition Related Debt		**$ 36,002**	**$ 30,596**
FFO to Adjusted Debt Excluding Acquisition Related Debt[3]	**16.5%**	**17.6%**	**20.6%**
Capitalization			
Total BHE shareholders' equity	$ 24,354	$ 22,401	$ 20,442
Adjusted debt	36,645	36,002	36,103
Subordinated debt	1,444	2,944	3,794
Noncontrolling interests	142	134	131
Capitalization	**$ 62,585**	**$ 61,481**	**$ 60,470**
Adjusted Debt to Total Capitalization[4]	**58.6%**	**58.6%**	**59.7%**

(1) FFO Interest Coverage equals the sum of FFO and Adjusted Interest divided by Adjusted Interest
(2) Debt includes short-term debt, Berkshire Hathaway Energy senior debt, Berkshire Hathaway Energy subordinated debt and subsidiary debt (including current maturities)
(3) 2014 calculation excludes AltaLink debt and BHE acquisition debt related to AltaLink acquisition
(4) Adjusted Debt to Total Capitalization equals Adjusted Debt divided by Capitalization

57

Non-GAAP Financial Measures PacifiCorp 58 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization ($ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 1,595$ 1,734$ 1,570$ +/- Changes in other operating assets and liabilities 210 (74) 10 FFO 1,805$ 1,660$ 1,580$ Interest expense 381$ 379$ 379$ FFO Interest Coverage(1) 5.7x 5.4x 5.2x Debt (2) 7,093$ 7,166$ 7,039$ FFO to Debt(3) 25.4% 23.2% 22.4% Capitalization PacifiCorp shareholders’ equity 7,547$ 7,503$ 7,756$ Debt 7,093 7,166 7,039 Capitalization 14,640$ 14,669$ 14,795$ Debt to Total Capitalization(4) 48.4% 48.9% 47.6%

Non-GAAP Financial Measures MidAmerican Energy 59 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization ($ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 1,281$ 1,351$ 823$ +/- Changes in other operating assets and liabilities 12 (216) 235 FFO 1,293$ 1,135$ 1,058$ Interest expense 197$ 183$ 174$ FFO Interest Coverage(1) 7.6x 7.2x 7.1x Debt (2) 4,268$ 4,271$ 4,084$ FFO to Debt(3) 30.3% 26.6% 25.9% Capitalization MidAmerican Energy shareholders’ equity 5,143$ 4,705$ 4,250$ Debt 4,268 4,271 4,084 Capitalization 9,411$ 8,976$ 8,334$ Debt to Total Capitalization(4) 45.4% 47.6% 49.0%

Non-GAAP Financial Measures Nevada Power Company 60 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization ($ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 871$ 892$ 704$ +/- Changes in other operating assets and liabilities (89) 77 95 FFO 782$ 969$ 799$ Interest expense 189$ 190$ 208$ FFO Interest Coverage(1) 5.1x 6.1x 4.8x Debt (2) 3,065$ 3,285$ 3,544$ FFO to Debt(3) 25.5% 29.5% 22.5% Capitalization Nevada Power shareholder's equity 3,054$ 3,163$ 2,888$ Debt 3,065 3,285 3,544 Capitalization 6,119$ 6,448$ 6,432$ Debt to Total Capitalization(4) 50.1% 50.9% 55.1%

Non-GAAP Financial Measures Sierra Pacific Power Company 61 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization ($ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 242$ 342$ 246$ +/- Changes in other operating assets and liabilities 1 (33) 5 FFO 243$ 309$ 251$ Interest expense 57$ 61$ 61$ FFO Interest Coverage(1) 5.3x 6.1x 5.1x Debt (2) 1,155$ 1,202$ 1,190$ FFO to Debt(3) 21.0% 25.7% 21.1% Capitalization Sierra Pacific Power shareholder's equity 1,095$ 1,076$ 998$ Debt 1,155 1,202 1,190 Capitalization 2,250$ 2,278$ 2,188$ Debt to Total Capitalization(4) 51.3% 52.8% 54.4%

Non-GAAP Financial Measures Northern Natural Gas 62 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization ($ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 386$ 362$ 297$ +/- Changes in other operating assets and liabilities 22 25 31 FFO 408$ 387$ 328$ Interest expense 39$ 41$ 45$ FFO Interest Coverage(1) 11.4x 10.4x 8.3x Debt (2) 795$ 795$ 895$ FFO to Debt(3) 51.3% 48.7% 36.6% Capitalization Northern Natural Gas shareholder’s equity 1,432$ 1,410$ 1,330$ Debt 795 795 895 Capitalization 2,227$ 2,205$ 2,225$ Debt to Total Capitalization(4) 35.7% 36.1% 40.2%

Non-GAAP Financial Measures Northern Powergrid 63 (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization (£ millions) LTM FFO 9/30/2016 2015 2014 Net cash flows from operating activities 339£ 345£ 336£ +/- Changes in other operating assets and liabilities 40 48 54 FFO 379£ 393£ 390£ Interest expense 100£ 95£ 91£ FFO Interest Coverage(1) 4.8x 5.1x 5.3x Debt (2) 1,863£ 1,858£ 1,601£ FFO to Debt(3) 20.4% 21.2% 24.4% Capitalization Northern Powergrid shareholders’ equity 2,486£ 2,297£ 2,108£ Debt 1,863 1,858 1,601 Noncontrolling interests 36 36 37 Capitalization 4,386£ 4,191£ 3,746£ Debt to Total Capitalization(4) 42.5% 44.3% 42.7%

Non-GAAP Financial Measures EBITDA 64 ($ millions) BHE Consolidated EBITDA LTM 9-30-2016 Net income attributable to BHE shareholders 2,531 Noncontrolling interests 32 Interest expense 1,882 Capitalized interest (133) Income tax expense 370 Depreciation and amortization 2,536 EBITDA 7,218